UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018

Commission File Number 1-9929

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-0674867 (I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina (Address of principal executive offices)	27030 (Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2018, the Board of Directors (the “Board”) of Insteel Industries, Inc. (the “Company”) increased the size of the Board to seven directors and appointed Abney S. Boxley, III to serve as an independent director of the Company effective April 1, 2018. Pursuant to North Carolina law, Mr. Boxley will stand for shareholder election to the Board at the 2019 Annual Meeting of Shareholders. Mr. Boxley has not yet been appointed to any committees of the Board or assigned to a class of directors. Mr. Boxley has been President and Chief Executive Officer of Boxley Materials Company, a construction materials producer owned by Summit Materials, since 1988.

Mr. Boxley will participate in the Company’s non-employee director compensation program whereby non-employee directors typically receive an annual cash retainer equal to $50,000 and an annual grant of restricted stock units (“RSUs”) valued at $50,000. Mr. Boxley will be paid a pro rata portion of the annual cash retainer based on his date of appointment. The RSUs are typically granted on the date of the Company’s annual meeting and have a one-year vesting period.

Mr. Boxley has not been directly or indirectly involved or had a material interest in any transaction, proposed transaction, or series of similar transactions with the Company which would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.   Regulation FD Disclosure.

A copy of the press release announcing Mr. Boxley’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated under this Item 7.01 by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated March 22, 2018 announcing the appointment of Abney S. Boxley, III as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC.

Registrant

Date: March 22, 2018	By:	/s/ Michael C. Gazmarian
Michael C. Gazmarian
Vice President, Chief Financial Officer and Treasurer